                                                                    EXHIBIT 11.2

                        NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

        (Accounting principles generally accepted in the United States) (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)

                                                          Fiscal quarter ended             Three fiscal quarters ended
                                                      ---------------------------          ---------------------------
                                                       Feb 1,             Jan 26,           Feb 1,             Jan 26,
                                                        1998               1997              1998               1997
                                                        ----               ----              ----               ----
Net earnings(loss) (U.S. GAAP)

 Net earnings (loss), as reported, Cdn GAAP           $(144,283)         $ 63,031          $(21,936)         $186,613

 Write off of purchased research and development
   in process                                           (52,762)          (96,940)          (52,762)          (96,940)

 Amortization of purchased research and
   development in process, Cdn GAAP                      26,381                --            26,381                --
                                                      ---------          --------          --------          --------

 Net earnings (loss), U.S. GAAP                       $(170,664)         $(33,909)         $(48,317)         $ 89,673
                                                      =========          ========          ========          ========

Earnings (loss) per share (U.S. GAAP) - Basic

 Net earnings (loss)                                  $(170,664)         $(33,909)         $(48,317)         $ 89,673
                                                      =========          ========          ========          ========

 Weighted average number of Common Shares
   outstanding during the period                        175,376           170,941           174,338           170,140
                                                      =========          ========          ========          ========

 Earnings (loss) per share (U.S. GAAP)                      (97)c             (20)c             (28)c              53c
                                                      ---------          --------          --------          --------

Earnings (loss) per share (U.S. GAAP) - Diluted

 Net earnings (loss)                                  $(170,664)         $(33,909)         $(48,317)         $ 89,673
                                                      =========          ========          ========          ========

 Weighted average number of Common Shares
   outstanding during the period                        175,376           170,941           174,338           170,140

 Net effect of dilutive stock options
   based on the treasury stock method                        --                --                --             4,667
                                                      ---------          --------          --------          --------

 Weighted average number of Common Shares
   and equivalents outstanding
   during the period                                    175,376           170,941           174,338           174,807
                                                      =========          ========          ========          ========

 Earnings (loss) per share (U.S. GAAP)                      (97)c             (20)c             (28)c              51c
                                                      =========          ========          ========          ========

Earnings (loss) per share expressed in U.S. Dollars

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by the
   Federal Reserve Bank of New York                   $  0.7006          $ 0.7406          $ 0.7071          $ 0.7346

 Earnings (loss) per share (U.S. GAAP)
   - Basic, in U.S. dollars                                 (68)c             (15)c             (20)c              39c
                                                      =========          ========          ========          ========
 Earnings (loss) per share (U.S. GAAP)
   - Diluted, in U.S. dollars                               (68)c             (15)c             (20)c              38c
                                                      =========          ========          ========          ========